Exhibit 99.2

CLIFFORD CHANCE PTE LTD 12 MARINA BOULEVARD 25TH FLOOR TOWER 3 MARINA BAY FINANCIAL CENTRE SINGAPORE 018982 TEL +65 6410 2200 FAX +65 6410 2288 www.cliffordchance.com

AMTD Digital Inc. Cricket Square, Hutchins Drive, P.O. Box 2681, Grand Cayman KY1-1111, Cayman Islands	Our reference: JT/17-41000624/CN Direct Dial: +65 6506 1956 E-mail: jean.thio@cliffordchance.com 20 May 2021

1.

We have acted as Singapore legal advisers to AMTD Digital Inc. (the “Company”), a company incorporated under the laws of the Cayman Islands, in connection with the (a) the proposed initial public offering (the “Offering”) of certain number of American depositary shares (the “ADSs”), each ADS representing certain number of Class A ordinary shares, par value of US$0.0001 per share, of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission on 19 May 2021 under the U.S. Securities Act of 1933 (as amended) in relation to the Offering, and (b) the Company’s proposed listing (the “Listing”) of the ADSs on the Nasdaq Global Market/New York Stock Exchange.

2.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise authenticated to our satisfaction of such of such agreements, documents, certificates and other statements provided by the Company and of corporate officers and representatives of the Company and such other papers as we have deemed relevant and necessary as a basis for such opinion. As to any facts material to our opinion, we have relied, to extent that we deemed such reliance proper, upon the representations, confirmations, certificates and other statements of officers and representatives of the Company.

3.

In rendering this opinion, we have assumed without independent check or verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostated copies, and all documents submitted to us are up-to-date and have not been altered.

CLIFFORD CHANCE PTE LTD IS A LIMITED LIABILITY COMPANY REGISTERED UNDER THE LAWS OF SINGAPORE. COMPANY NO. 200210967G.

CLIFFORD CHANCE PTE LTD

4.

This opinion is being furnished to you on the basis of our understanding of Singapore laws as at the date of this opinion. This opinion does not cover any questions arising under or relating to any other laws. Our statements in this opinion are strictly limited to the matters stated in this letter and do not apply by implication to other matters. We express no opinion on any taxation matter, and none is implied or may be inferred.

5.

This opinion is strictly limited to the matters stated in paragraph 6 of this opinion, do not extend to any other matters and is intended to be used in the context which is specifically referred to herein. In particular, this opinion does not relate to any additional documents or statements concerning the Registration Statement, the Company, the Offering or the Listing that may be made by any person or any other conduct that any person may engage in concerning the Registration Statement.

6.

Based upon and subject to the foregoing, we are of the opinion that the statements set forth in the Registration Statement under the caption “Regulation – Singapore” and “Enforceability of Civil Liabilities – Singapore” insofar as such statements constitute summaries of the Singapore legal matters referred to therein as of the date hereof, fairly present the information called for with respect to such legal matters and fairly summarise the matters referred to therein as of the date hereof.

7.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

8.	This opinion is rendered by us solely for the benefit of the Company. It may not, without our prior written consent, be relied upon by any other person.

Yours faithfully

/s/ Clifford Chance Pte. Ltd.

Clifford Chance Pte. Ltd.